Exhibit 99.1

Envestnet Reports Third Quarter 2022 Financial Results

Berwyn, PA — November 8, 2022 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and nine months ended September 30, 2022.

	Three months ended			Nine months ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions, except per share data)	2022	2021	Change	2022	2021	Change
GAAP:
Total revenues	$306.7	$303.1	1%	$946.9	$866.9	9%
Net income (loss)	$(8.7)	$11.4	n/m	$(47.6)	$18.0	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.13)	$0.21	n/m	$(0.81)	$0.33	n/m

Non-GAAP:
Adjusted revenues(1)	$306.7	$303.1	1%	$947.1	$867.1	9%
Adjusted EBITDA(1)	$53.5	$66.2	(19)%	$166.3	$205.5	(19)%
Adjusted net income(1)	$29.5	$39.9	(26)%	$92.6	$125.3	(26)%
Adjusted net income per diluted share(1)	$0.45	$0.61	(26)%	$1.41	$1.92	(27)%
n/m - not meaningful

“Envestnet continued to successfully execute our strategy while driving positive net flows and accounts growth during the third quarter. We also built on our position as a leader in the digital engagement marketplace through strategic announcements with Tata Consultancy Services (TCS) and FNZ. Our partnership with TCS provides increased scale while simultaneously reducing our expenses, and by partnering with FNZ we will create real-time account opening and funding, as well as automating key servicing and maintenance for the life cycle of the client/account. These collaborations will ultimately create additional revenue streams as we continue to focus on driving better outcomes for enterprises, advisors, and their clients,” said Bill Crager, Chief Executive Officer.

“Our continued execution, combined with the strategic actions we’ve taken, strongly position Envestnet for future success. We are delivering newly modernized technology and solutions that strengthen the Envestnet ecosystem, laying the foundation for accelerated revenue growth into the future,” concluded Mr. Crager.

Financial Results for the Third Quarter of 2022

Asset-based recurring revenues decreased 4% from the third quarter of 2021, and represented 58% of total revenues for the third quarter of 2022 compared to 61% for the third quarter of 2021. Subscription-based recurring revenues increased 9% from the third quarter of 2021, and represented 40% of total revenues for the third quarter of 2022, compared to 37% for the third quarter of 2021. Professional services and other non-recurring revenues increased 6% from the prior year period. Total revenues increased 1% to $306.7 million for the third quarter of 2022 from $303.1 million for the third quarter of 2021.

Total operating expenses for the third quarter of 2022 increased 7% to $307.7 million from $288.9 million in the prior year period. Cost of revenues increased to $110.1 million for the third quarter of 2022 from $109.8 million for the prior year period. Compensation and benefits increased 6% to $116.8 million for the third quarter of 2022 from $109.8 million for the prior year period. Compensation and benefits were 38% of total revenues for the third quarter of 2022, compared to 36% for the prior year period. General and administration expenses increased 20% to $47.4 million for the third quarter of 2022 from $39.4 million for the prior year period. General and administration expenses were 15% of total revenues for the third quarter of 2022, compared to 13% for the prior year period.

Loss from operations was $1.0 million for the third quarter of 2022 compared to income of $14.1 million for the third quarter of 2021. Net loss was $8.7 million for the third quarter of 2022 compared to net income of $11.4 million for the third quarter of 2021. Net loss per diluted share attributable to Envestnet, Inc. was $(0.13) for the third quarter of 2022 compared to net income per diluted share attributable to Envestnet, Inc. of $0.21 for the third quarter of 2021.

Adjusted revenues(1) for the third quarter of 2022 increased 1% to $306.7 million from $303.1 million for the prior year period. Adjusted EBITDA(1) for the third quarter of 2022 decreased 19% to $53.5 million from $66.2 million for the prior year period. Adjusted net income(1) decreased 26% for the third quarter of 2022 to $29.5 million from $39.9 million for the prior year period. Adjusted net income per diluted share(1) for the third quarter of 2022 decreased 26% to $0.45 from $0.61 in the third quarter of 2021.

Balance Sheet and Liquidity

As of September 30, 2022, Envestnet had $241.3 million in cash and cash equivalents and $862.5 million in outstanding debt. The outstanding debt as of September 30, 2022 included $345 million in convertible notes maturing in 2023 and $517.5 million in convertible notes maturing in 2025. Envestnet's $500 million revolving credit facility was undrawn as of September 30, 2022.

Outlook

Envestnet provided the following outlook for the fourth quarter and full year ending December 31, 2022. This outlook is based on the market value of assets under management or administration as of September 30, 2022. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions, Except Adjusted EPS	4Q 2022			FY 2022
GAAP:
Revenues:
Asset-based	$166.5	-	$167.5
Subscription-based	122.5	-	123.0
Total recurring revenues	$289.0	-	$290.5
Professional services and other revenues	5.0	-	5.5
Total revenues	$294.0	-	$296.0	$1,241.0	-	$1,243.0

Asset-based cost of revenues	$96.0	-	$96.5
Total cost of revenues	$104.6	-	$105.1

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		65.6			65.5
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$166.5	-	$167.5
Subscription-based	122.5	-	123.0
Total recurring revenues	$289.0	-	$290.5
Professional services and other revenues	5.0	-	5.5
Total revenues	$294.0	-	$296.0	$1,241.0	-	$1,243.0

Adjusted EBITDA(1)	$52.0	-	$54.0	$218.0	-	$220.0
Adjusted net income per diluted share(1)	$0.42	-	$0.43	$1.82	-	$1.84

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2022 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Nearly 106,000 advisors and approximately 6,900 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliations of Non-GAAP Financial Measures on pages 10-16 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2022, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic; changes and volatility in financial and capital markets, including as a result of the current conflict between Russia and Ukraine, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected; difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources; the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenues; the renegotiation of fee percentages or termination of our services by our clients; our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; the impact of market and economic conditions on revenues; our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications; compliance failures; adverse judicial or regulatory proceedings against us; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; changes in laws and regulations, including tax laws and regulations; general economic, political and regulatory conditions; the impact of fluctuations in market conditions; and interest rates on the demand for our products and services and the value of assets under management or administration; the impact of market conditions on our ability to issue debt and equity; the impact of fluctuations in interest rates on our cost of borrowing and our financial performance; the results of our investments in research and development, our data center and other infrastructure; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information; failure of our systems to work properly; our ability to realize operating efficiencies; the advantages of our solutions as compared to those of others; the failure to protect our intellectual property rights; our ability to establish and maintain intellectual property rights; our ability to retain and hire necessary employees and appropriately staff our operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 8, 2022 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$241,330	$429,279
Fees receivable, net	96,098	95,291
Prepaid expenses and other current assets	55,078	42,706
Total current assets	392,506	567,276

Property and equipment, net	60,061	50,215
Internally developed software, net	173,285	133,659
Intangible assets, net	398,082	400,396
Goodwill	996,267	925,154
Operating lease right-of-use-assets, net	83,472	90,714
Other non-current assets	99,548	73,768
Total assets	$2,203,221	$2,241,182

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$207,025	$225,159
Accounts payable	19,447	19,092
Operating lease liabilities	12,133	10,999
Deferred revenue	34,082	33,473
Current portion of long-term debt	343,581	—
Total current liabilities	616,268	288,723

Long-term debt, net of current portion	509,006	848,862
Non-current operating lease liabilities	109,749	105,920
Deferred tax liabilities, net	14,976	21,021
Other non-current liabilities	12,938	17,114
Total liabilities	1,262,937	1,281,640

Equity:
Total stockholders’ equity	940,758	957,089
Non-controlling interest	(474)	2,453
Total liabilities and equity	$2,203,221	$2,241,182

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Asset-based	$177,131	$184,008	$571,820	$513,458
Subscription-based	123,747	113,572	356,601	335,905
Total recurring revenues	300,878	297,580	928,421	849,363
Professional services and other revenues	5,817	5,473	18,489	17,533
Total revenues	306,695	303,053	946,910	866,896

Operating expenses:
Cost of revenues	110,108	109,836	361,872	303,199
Compensation and benefits	116,837	109,839	369,453	316,101
General and administration	47,388	39,393	157,867	117,463
Depreciation and amortization	33,408	29,850	97,208	88,252
Total operating expenses	307,741	288,918	986,400	825,015

Income (loss) from operations	(1,046)	14,135	(39,490)	41,881
Other expense, net	(5,346)	(3,551)	(9,691)	(14,803)
Income (loss) before income tax provision (benefit)	(6,392)	10,584	(49,181)	27,078

Income tax provision (benefit)	2,271	(854)	(1,542)	9,074

Net income (loss)	(8,663)	11,438	(47,639)	18,004
Add: Net loss attributable to non-controlling interest	1,373	302	3,205	401
Net income (loss) attributable to Envestnet, Inc.	$(7,290)	$11,740	$(44,434)	$18,405

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.13)	$0.22	$(0.81)	$0.34

Diluted	$(0.13)	$0.21	$(0.81)	$0.33

Weighted average common shares outstanding:
Basic	55,226,777	54,547,858	55,109,387	54,400,247

Diluted	55,226,777	55,388,627	55,109,387	55,287,972

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$(47,639)	$18,004
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	97,208	88,252
Provision for doubtful accounts	(468)	2,051
Deferred income taxes	(4,380)	7,078
Release of uncertain tax positions	(3,095)	—
Non-cash compensation expense	62,583	50,307
Non-cash interest expense	5,436	4,889
Accretion on contingent consideration and purchase liability	—	656
Payments of contingent consideration	—	(2,360)
Fair market value adjustment to contingent consideration liability	—	(1,067)
Fair market value adjustment to investment in private company	—	(758)
Gain on settlement of liability	—	(1,206)
Loss allocations from equity method investments	5,332	5,553
Dilution gain on equity method investee share issuance	(6,934)	—
Lease related impairments, including right of use assets	14,050	1,537
Loss on property and equipment disposals - office closures	3,710	—
Other	319	249
Changes in operating assets and liabilities, net of acquisitions:
Fees receivable, net	1,546	(38,030)
Prepaid expenses and other current assets	(8,610)	569
Other non-current assets	(3,914)	4,854
Accrued expenses and other liabilities	(23,168)	26,637
Accounts payable	(867)	4,122
Deferred revenue	(2,329)	(1,065)
Other non-current liabilities	(2,545)	(298)
Net cash provided by operating activities	86,235	169,974

INVESTING ACTIVITIES:
Purchases of property and equipment	(13,114)	(15,779)
Capitalization of internally developed software	(67,755)	(49,024)
Acquisition of proprietary technology	(15,000)	(25,517)
Acquisitions of businesses, net of cash acquired	(104,185)	(32,794)
Investments in private companies	(16,351)	(8,926)
Advance for technology solutions	(4,000)	(3,000)
Issuance of notes receivable to equity method investees	(6,350)	—
Net cash used in investing activities	(226,755)	(135,040)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2022	2021
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,559	920
Capital contributions - non-controlling shareholders	—	3,201
Taxes paid in lieu of shares issued for stock-based compensation	(20,613)	(17,314)
Finance lease payments	(14,544)	—
Share repurchases	(9,235)	(2,097)
Revolving credit facility issuance costs	(1,872)	—
Payments of contingent consideration	(750)	(9,200)
Other	5	(666)
Net cash used in financing activities	(44,450)	(25,156)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(3,128)	(544)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(188,098)	9,234

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	429,428	384,714

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$241,330	$393,948

(a) The following table reconciles amounts from the condensed consolidated balance sheets to cash, cash equivalents and restricted cash reported within the condensed consolidated statements of cash flows:

	September 30,	September 30,
	2022	2021
Cash and cash equivalents	$241,330	$393,799
Restricted cash included in prepaid expenses and other current assets	—	149
Total cash, cash equivalents and restricted cash	$241,330	$393,948

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Total revenues	$306,695	$303,053	$946,910	$866,896
Deferred revenue fair value adjustment (a)	54	67	162	227
Adjusted revenues	$306,749	$303,120	$947,072	$867,123

Net income (loss)	$(8,663)	$11,438	$(47,639)	$18,004
Add (deduct):
Deferred revenue fair value adjustment (a)	54	67	162	227
Interest income (b)	(1,239)	(202)	(2,273)	(569)
Interest expense (b)	4,242	4,242	13,307	12,682
Income tax provision (benefit)	2,271	(854)	(1,542)	9,074
Depreciation and amortization	33,408	29,850	97,208	88,252
Non-cash compensation expense (d)	17,265	18,885	62,583	50,307
Restructuring charges and transaction costs (e)	3,895	3,403	27,267	11,215
Severance (d)	1,125	207	11,379	10,498
Accretion on contingent consideration and purchase liability (c)	—	81	—	656
Fair market value adjustment on contingent consideration liability (c)	—	(927)	—	(1,067)
Fair market value adjustment to investment in private company (b)	—	—	—	(758)
Non-recurring litigation and regulatory related expenses (c)	(2,050)	1,512	5,333	5,159
Foreign currency (b)	308	97	613	110
Gain on settlement of liability (b)	—	(1,206)	—	(1,206)
Gain on insurance reimbursement (b)	—	(968)	—	(968)
Non-income tax expense adjustment (c)	(325)	(831)	(112)	(1,102)
Dilution gain on equity method investee share issuance (b)	—	—	(6,934)	—
Loss allocations from equity method investments (b)	2,387	1,508	5,332	5,553
(Income) loss attributable to non-controlling interest	820	(114)	1,637	(554)
Adjusted EBITDA	$53,498	$66,188	$166,321	$205,513

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)Included within compensation and benefits in the condensed consolidated statements of operations.
(e)For the three months ended September 30, 2022 and 2021, $4.1 million and $1.5 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2022 and 2021, $0.2 million and $1.9 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2022 and 2021, $(0.4) million and zero were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2022 and 2021, $27.5 million and $6.0 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2022 and 2021, $0.2 million and $5.2 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2022 and 2021, $(0.4) million and zero were included within other expense, net, respectively, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$(8,663)	$11,438	$(47,639)	$18,004
Income tax provision (benefit) (a)	2,271	(854)	(1,542)	9,074
Income (loss) before income tax provision (benefit)	(6,392)	10,584	(49,181)	27,078
Add (deduct):
Deferred revenue fair value adjustment (b)	54	67	162	227
Non-cash interest expense (d)	1,443	1,443	4,917	4,295
Cash interest - Convertible Notes (d)	2,479	2,479	7,439	7,439
Non-cash compensation expense (e)	17,265	18,885	62,583	50,307
Restructuring charges and transaction costs (g)	3,895	3,403	27,267	11,215
Severance (e)	1,125	207	11,379	10,498
Accretion on contingent consideration and purchase liability (c)	—	81	—	656
Fair market value adjustment on contingent consideration liability (c)	—	(927)	—	(1,067)
Fair market value adjustment to investment in private company (d)	—	—	—	(758)
Amortization of acquired intangibles (f)	18,649	17,390	53,814	51,370
Non-recurring litigation and regulatory related expenses (c)	(2,050)	1,512	5,333	5,159
Foreign currency (d)	308	97	613	110
Gain on settlement of liability (d)	—	(1,206)	—	(1,206)
Gain on insurance reimbursement (d)	—	(968)	—	(968)
Non-income tax expense adjustment (c)	(325)	(831)	(112)	(1,102)
Dilution gain on equity method investee share issuance (d)	—	—	(6,934)	—
Loss allocations from equity method investments (d)	2,387	1,508	5,332	5,553
(Income) loss attributable to non-controlling interest	820	(114)	1,637	(554)
Adjusted net income before income tax effect	39,658	53,610	124,249	168,252
Income tax effect (h)	(10,112)	(13,670)	(31,683)	(42,904)
Adjusted net income	$29,546	$39,940	$92,566	$125,348

Basic number of weighted-average shares outstanding	55,226,777	54,547,858	55,109,387	54,400,247
Effect of dilutive shares:
Options to purchase common stock	74,559	201,103	123,267	207,281
Unvested restricted stock units	208,367	570,515	378,061	614,005
Convertible notes	9,898,549	9,898,549	9,898,549	9,898,549
Warrants	—	69,151	—	66,439
Diluted number of weighted-average shares outstanding	65,408,252	65,287,176	65,509,264	65,186,521

Adjusted net income per share - diluted	$0.45	$0.61	$1.41	$1.92

(a)For the three months ended September 30, 2022 and 2021, the effective tax rate computed in accordance with GAAP equaled (35.5)% and (8.1)%, respectively. For the nine months ended September 30, 2022 and 2021, the effective tax rate computed in accordance with GAAP equaled 3.1% and 33.5%, respectively.
(b)Included within subscription-based revenues in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within compensation and benefits in the condensed consolidated statements of operations.
(f)Included within depreciation and amortization in the condensed consolidated statements of operations.
(g)For the three months ended September 30, 2022 and 2021, $4.1 million and $1.5 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2022 and 2021, $0.2 million and $1.9 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2022 and 2021, $(0.4) million and zero were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2022 and 2021, $27.5 million and $6.0 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2022 and 2021, $0.2 million and $5.2 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2022 and 2021, $(0.4) million and zero were included within other expense, net, respectively, in the condensed consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income for the three and nine months ended September 30, 2022 and 2021.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended September 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$257,335	$49,360	$—	$306,695
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenues	$257,389	$49,360	$—	$306,749

Revenues:
Asset-based	$177,131	$—	$—	$177,131
Subscription-based	75,975	47,772	—	123,747
Total recurring revenues	253,106	47,772	—	300,878
Professional services and other revenues	4,229	1,588	—	5,817
Total revenues	257,335	49,360	—	306,695

Operating expenses:
Cost of revenues:
Asset-based	102,409	—	—	102,409
Subscription-based	1,308	6,460	—	7,768
Professional services and other	(99)	30	—	(69)
Total cost of revenues	103,618	6,490	—	110,108
Compensation and benefits	77,010	26,174	13,653	116,837
General and administration	31,463	7,851	8,074	47,388
Depreciation and amortization	24,637	8,771	—	33,408
Total operating expenses	$236,728	$49,286	$21,727	$307,741

Income (loss) from operations	$20,607	$74	$(21,727)	$(1,046)
Add (deduct):
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	24,637	8,771	—	33,408
Non-cash compensation expense (c)	11,235	2,991	3,039	17,265
Restructuring charges and transaction costs (d)	928	1,264	1,703	3,895
Severance (c)	686	281	158	1,125
Non-recurring litigation and regulatory related expenses (b)	—	(2,050)	—	(2,050)
Non-income tax expense adjustment (b)	(343)	18	—	(325)
Loss attributable to non-controlling interest	820	—	—	820
Other (e)	352	—	—	352
Adjusted EBITDA	$58,976	$11,349	$(16,827)	$53,498
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended September 30, 2022, $4.1 million was included within general and administration expenses, $0.2 million was included within compensation and benefits expenses, and $(0.4) million was included in other expense, net, in the condensed consolidated statements of operations.
(e)For the three months ended September 30, 2022, $0.4 million was included within other expense, net, in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$802,903	$144,007	$—	$946,910
Deferred revenue fair value adjustment (a)	162	—	—	162
Adjusted revenues	$803,065	$144,007	$—	$947,072

Revenues:
Asset-based	$571,820	$—	$—	$571,820
Subscription-based	218,080	138,521	—	356,601
Total recurring revenues	789,900	138,521	—	928,421
Professional services and other revenues	13,003	5,486	—	18,489
Total revenues	802,903	144,007	—	946,910

Operating expenses:
Cost of revenues:
Asset-based	332,138	—	—	332,138
Subscription-based	4,177	18,643	—	22,820
Professional services and other	6,833	81	—	6,914
Total cost of revenues	343,148	18,724	—	361,872
Compensation and benefits	234,413	80,334	54,706	369,453
General and administration	103,824	28,633	25,410	157,867
Depreciation and amortization	71,674	25,534	—	97,208
Total operating expenses	$753,059	$153,225	$80,116	$986,400

Income (loss) from operations	$49,844	$(9,218)	$(80,116)	$(39,490)
Add (deduct):
Deferred revenue fair value adjustment (a)	162	—	—	162
Depreciation and amortization	71,674	25,534	—	97,208
Non-cash compensation expense (c)	35,889	8,378	18,316	62,583
Restructuring charges and transaction costs (d)	18,109	2,014	7,144	27,267
Severance (c)	4,909	1,492	4,978	11,379
Non-recurring litigation and regulatory related expenses (b)	—	5,333	—	5,333
Non-income tax expense adjustment (b)	(52)	(60)	—	(112)
Loss attributable to non-controlling interest	1,637	—	—	1,637
Other (e)	352	2	—	354
Adjusted EBITDA	$182,524	$33,475	$(49,678)	$166,321

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the nine months ended September 30, 2022, $27.5 million was included within general and administration expenses, $0.2 million was included within compensation and benefits expenses and $(0.4) million was included in other expense, net in the condensed consolidated statements of operations.
(e)For the nine months ended September 30, 2022, $0.4 million was included within other expense, net, in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended September 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$254,734	$48,319	$—	$303,053
Deferred revenue fair value adjustment (a)	67	—	—	67
Adjusted revenues	$254,801	$48,319	$—	$303,120

Revenues:
Asset-based	$184,008	$—	$—	$184,008
Subscription-based	66,988	46,584	—	113,572
Total recurring revenues	250,996	46,584	—	297,580
Professional services and other revenues	3,738	1,735	—	5,473
Total revenues	254,734	48,319	—	303,053

Operating expenses:
Cost of revenues:
Asset-based	102,298	—	—	102,298
Subscription-based	1,271	6,084	—	7,355
Professional services and other	173	10	—	183
Total cost of revenues	103,742	6,094	—	109,836
Compensation and benefits	67,592	26,468	15,779	109,839
General and administration	26,086	7,570	5,737	39,393
Depreciation and amortization	22,928	6,922	—	29,850
Total operating expenses	$220,348	$47,054	$21,516	$288,918

Income (loss) from operations	$34,386	$1,265	$(21,516)	$14,135
Add (deduct):
Deferred revenue fair value adjustment (a)	67	—	—	67
Depreciation and amortization	22,928	6,922	—	29,850
Non-cash compensation expense (c)	9,661	3,667	5,557	18,885
Restructuring charges and transaction costs (d)	2,863	(55)	595	3,403
Severance (c)	(49)	227	29	207
Accretion on contingent consideration and purchase liability (b)	62	19	—	81
Fair market value adjustment on contingent consideration liability (b)	—	(927)	—	(927)
Non-recurring litigation and regulatory related expenses (b)	—	1,512	—	1,512
Non-income tax expense adjustment (b)	(905)	74	—	(831)
Income attributable to non-controlling interest	(114)	—	—	(114)
Other	(63)	(9)	(8)	(80)
Adjusted EBITDA	$68,836	$12,695	$(15,343)	$66,188

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended September 30, 2021, $1.5 million was included within general and administration expenses and $1.9 million was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$721,441	$145,455	$—	$866,896
Deferred revenue fair value adjustment (a)	227	—	—	227
Adjusted revenues	$721,668	$145,455	$—	$867,123

Revenues:
Asset-based	$513,458	$—	$—	$513,458
Subscription-based	197,663	138,242	—	335,905
Total recurring revenues	711,121	138,242	—	849,363
Professional services and other revenues	10,320	7,213	—	17,533
Total revenues	721,441	145,455	—	866,896

Operating expenses:
Cost of revenues:
Asset-based	281,829	—	—	281,829
Subscription-based	3,778	17,208	—	20,986
Professional services and other	280	104	—	384
Total cost of revenues	285,887	17,312	—	303,199
Compensation and benefits	195,560	77,765	42,776	316,101
General and administration	71,669	25,513	20,281	117,463
Depreciation and amortization	67,283	20,969	—	88,252
Total operating expenses	$620,399	$141,559	$63,057	$825,015

Income (loss) from operations	$101,042	$3,896	$(63,057)	$41,881
Add (deduct):
Deferred revenue fair value adjustment (a)	227	—	—	227
Depreciation and amortization	67,283	20,969	—	88,252
Non-cash compensation expense (c)	27,080	9,691	13,536	50,307
Restructuring charges and transaction costs (d)	8,049	119	3,047	11,215
Severance (c)	4,134	3,634	2,730	10,498
Accretion on contingent consideration and purchase liability (b)	572	84	—	656
Fair market value adjustment on contingent consideration liability (b)	—	(1,067)	—	(1,067)
Non-recurring litigation and regulatory related expenses (b)	—	5,159	—	5,159
Non-income tax expense adjustment (b)	(1,335)	233	—	(1,102)
Income attributable to non-controlling interest	(554)	—	—	(554)
Other	41	—	—	41
Adjusted EBITDA	$206,539	$42,718	$(43,744)	$205,513

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the nine months ended September 30, 2021, $6.0 million was included within general and administration expenses and $5.2 million was included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2021	2021	2022(1)	2022	2022
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$327,279	$362,038	$361,251	$325,209	$315,883
Assets under Administration (“AUA”)	431,040	456,316	432,141	352,840	350,576
Total AUM/A	758,319	818,354	793,392	678,049	666,459
Subscription	4,670,827	4,901,662	4,736,537	4,312,114	4,134,414
Total Platform Assets	$5,429,146	$5,720,016	$5,529,929	$4,990,163	$4,800,873
Platform Accounts
AUM	1,276,066	1,345,274	1,459,093	1,491,861	1,522,968
AUA	1,193,069	1,217,076	1,186,180	1,061,484	1,135,302
Total AUM/A	2,469,135	2,562,350	2,645,273	2,553,345	2,658,270
Subscription	14,810,664	14,986,531	15,151,569	15,312,144	15,596,403
Total Platform Accounts	17,279,799	17,548,881	17,796,842	17,865,489	18,254,673
Advisors
AUM/A	41,696	39,735	39,800	38,394	38,417
Subscription	66,489	68,808	67,168	66,838	67,348
Total Advisors	108,185	108,543	106,968	105,232	105,765
(1) Certain assets and accounts have been reclassified from AUA to AUM to better reflect the nature of the services provided to certain customers.

The following table summarizes the changes in AUM and AUA for the three months ended September 30, 2022:

	6/30/2022	Gross Sales	Redemptions	Net Flows	Market Impact	Reclass to Subscription	9/30/2022
	(in millions, except account data)
AUM	$325,209	$24,912	$(15,971)	$8,941	$(17,762)	$(505)	$315,883
AUA	352,840	37,880	(19,986)	17,894	(17,544)	(2,614)	350,576
Total AUM/A	$678,049	$62,792	$(35,957)	$26,835	$(35,306)	$(3,119)	$666,459

Fee-Based Accounts	2,553,345			114,147		(9,222)	2,658,270

The above AUM/A gross sales figures include $23.6 billion in new client conversions. The Company onboarded an additional $35.8 billion in subscription conversions during the three months ended September 30, 2022, bringing total conversions for the quarter to $59.4 billion.

Asset and account figures in the “Reclass to Subscription” columns for the three months ended September 30, 2022 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.